Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of January 8, 2020 (the “Effective Date”), is entered into by and among Weyland Tech Inc., a Delaware corporation (the “Parent”), Origin8, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (the “Purchaser”), Push Holdings, Inc., a Delaware corporation (the “Seller”), ConversionPoint Technologies, Inc., a Delaware corporation and the Seller’s sole stockholder (the “Sole Stockholder”), and Colonial Stock Transfer Co. Inc. (the “Escrow Agent”). The Parent, the Purchaser, the Seller and the Sole Stockholder are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

A. WHEREAS, the Parties have entered into an Asset Purchase Agreement, dated as of December 16, 2019 (the “Purchase Agreement”), pursuant to which Seller will sell substantially all of the assets used or held for use by the Seller in the conduct of its business to Purchaser;

B. WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms as set forth in the Purchase Agreement or Exhibit A hereto;

C. WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Parent will issue an aggregate of 35,714,285 shares of common stock, $0.0001 par value per share (the “Common Stock”) of Parent to the Sole Stock Holder, of which 7,142,857 shares of Common Stock (the “Escrow Shares”) will be delivered to the Escrow Agent and be subject to Holdback Milestones set forth on Exhibit A attached hereto (the “Holdback Milestones”);

D. WHEREAS, the Escrow Shares shall be held by the Escrow Agent and shall constitute additional consideration to be earned by Sole Stockholder, in accordance with the Holdback Milestones, subject to Parent’s funding of capital to Purchaser for use in the operation of the Business, in an amount of $3,000,000 (less the Weyland Pre-Closing Advances) as set forth in Exhibit A.

E. WHEREAS, the Parties desire that the Escrow Agent accept the Escrow Shares, plus any and all dividends and distributions thereon (the “Escrow Property”), in escrow, to be held and disbursed as hereinafter provided;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Appointment of Escrow Agent. The Parties hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or before the date hereof, the Parent shall deliver to the Escrow Agent a certificate representing the Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement.

3. Disposition of Escrow. The Escrow Agent will hold the Escrow Property in escrow until authorized hereunder to release and deliver the Escrow Property as follows:

3.1 Releases of Escrow Shares Upon Achievement of Holdback Milestones.

(a) Within thirty (30) days following the end of each of the Tier One Term, the Tier Two Term and the Tier Three Term (each, as defined in Exhibit A, and each, a “Term”), Parent shall send a written notice to Escrow Agent (with a copy to Sole Stockholder or its designee) certifying to the Escrow Agent, the number of Escrow Shares for the applicable Term that have been earned by Sole Stockholder (a “Milestone Achievement Notice”). If Parent believes that not all Escrow Shares applicable to a Term have been earned, the Milestone Achievement Notice shall include a calculation of EBITDA (as defined in Exhibit A) and Gross Revenues (as defined in Exhibit A) for such Term, together with all applicable financial statements for such Term. Upon receipt of a Milestone Achievement Notice pursuant to this Section 3.1(a), the Escrow Agent shall promptly, without any further notice, action or deed, release and deliver to the Sole Stockholder or its designee, the number of Escrow Shares set forth in the Milestone Achievement Notice, and the remaining Escrow Shares applicable to such Term shall remain in the Escrow.

(b) If Sole Stockholder, in good faith, disputes the amount of Escrow Shares earned for any Term, the Sole Stockholder shall, within ten (10) days after receipt of the applicable Milestone Achievement Notice, send notice of such dispute to the Parent (a “Milestone Dispute Notice”). Parent and Sole Stockholder shall use commercially reasonable efforts and in good faith, attempt to resolve such dispute within twenty (20) days after delivery of such Milestone Dispute Notice. If they are unable to resolve such dispute within such twenty (20) day period, they shall promptly, and in any event, within thirty (30) days following receipt of a Milestone Dispute Notice, commence the dispute resolution procedures set forth in Section 6 of this Agreement.

(c) If the Parent fails to deliver a Milestone Achievement Notice within the thirty (30) day period set forth in Section 3.1(a) of this Agreement and Sole Stockholder reasonably believes such Holdback Milestones have been met, Sole Stockholder shall be entitled to send a Milestone Achievement Notice. Upon receipt of a Milestone Achievement Notice pursuant to this Section 3.1(c), the Escrow Agent shall promptly, without any further notice, action or deed, release and deliver to the Sole Stockholder or its designee, the number of Escrow Shares set forth in the Milestone Achievement Notice, and the remaining Escrow Shares applicable to such Term shall remain in the Escrow.

(d)  If Parent, in good faith, disputes the amount of Escrow Shares earned for any Term as set forth in a Milestone Achievement Notice delivered by Sole Stockholder pursuant to Section 3.1(c), the Parent shall, within ten (10) days after receipt of the applicable Milestone Achievement Notice, send a Milestone Dispute Notice. Parent and Sole Stockholder shall use commercially reasonable efforts and in good faith, attempt to resolve such dispute within twenty (20) days after delivery of such Milestone Dispute Notice. If they are unable to resolve such dispute within such twenty (20) day period, they shall promptly, and in any event, within thirty (30) days following receipt of a Milestone Dispute Notice, commence the dispute resolution procedures set forth in Section 6 of this Agreement.

3.2 Releases of Escrow Shares as a Result of a Parent Default.

(a) Funding Milestones. If the Parent does not infuse $1,000,000 in capital into the Purchaser, less the amount of any WEYL Pre-Closing Advances (as defined in the Purchase Agreement), on or before January 31, 2020, or the Parent does not infuse an additional $2,000,000 in capital into the Purchaser (for an aggregate of $3,000,000), on or before March 31, 2020 (in either case, a “Funding Default”), within ten (10) days following such Funding Default, the Parent shall send a written notice to Escrow Agent (with a copy to Sole Stockholder or its designee)(a “Funding Default Notice”) certifying to the Escrow Agent that it is authorized to promptly release and deliver all 7,142,857 Escrow Shares to the Sole Stockholder or its designee.

(b) Material Withdrawal. If Parent, at any time, prior to July 31, 2021, withdraws, in one or a series of installments, more than $100,000 of capital from the Purchaser or any of its subsidiaries (a “Withdrawal Default,” and sometimes together with a Funding Default, a “Parent Default”), the Parent shall within ten (10) days after such Withdrawal Default, send a written notice to the Escrow Agent (with a copy to Sole Stockholder or its designee) (a “Withdrawal Default Notice,” and sometimes together with a Funding Default Notice, a “Default Notice”) certifying to the Escrow Agent that it is authorized to promptly release and deliver to the Sole Stockholder, all Escrow Shares remaining in the Escrow, including, all Catch Up Shares (as defined in Exhibit A) and all Clawback Shares (as defined in Exhibit A).

(c) Failure of Parent to Deliver Notice. If the Sole Stockholder reasonably believes there is a Parent Default, and the Parent fails to deliver a Default Notice to the Escrow Agent within the time periods set forth in this Section 3.2, Sole Stockholder may deliver a Default Notice to the Escrow Agent (with a copy to Parent or its designee) certifying to the Escrow Agent that it is authorized to promptly release and deliver to the Sole Stockholder, all Escrow Shares remaining in the Escrow, including, all Catch Up Shares (as defined in Exhibit A) and all Clawback Shares (as defined in Exhibit A), in which case, the Escrow Agent shall release and deliver all remaining Escrow Shares to the Sole Stockholder or its designee, unless the Parent delivers a written notice of objection to Escrow Agent (with a copy sent to the Sole Stockholder or its designee) (a “Parent Default Release Objection Notice”), within twenty (20) days after delivery by Sole Stockholder of such Default Notice. The Parent Default Release Objection Notice shall specify in detail, the reasons for the objection, and include proof that there has been no Parent Default.

(d) If Parent timely provides a Parent Default Release Objection Notice, Parent and Sole Stockholder shall use commercially reasonable efforts and in good faith attempt to resolve such dispute within twenty (20) days. If they are unable to resolve such dispute within such twenty (20) day period, they shall promptly, and in any event, within thirty (30) days after receipt of the Parent Default Release Objection Notice, commence the dispute resolution procedures set forth in Section 6 of this Agreement.

3.3 Return of Catch Up Shares.

(a) If the EBITDA and Gross Revenue milestones set forth in Section 2.E of Exhibit A are achieved (the “Catch Up Milestones”), the Parent shall, on or before July 31, 2021, send written notice to the Escrow Agent (with a copy to the Sole Stockholder or its designee)(a “Catch Up Release Notice”) certifying to the Escrow Agent that it is authorized to promptly release and deliver all of the Catch Up Shares to the Sole Stockholder.

(b) If the Parent, in good faith, believes that the Catch Up Milestones have not been achieved, the Parent shall nevertheless send a Catch Up Release Notice to the Escrow Agent (with a copy to Sole Stockholder or its designee), which shall also include a calculation of EBITDA and Gross Revenues for the Catch Up Term (as defined in Exhibit A), and all applicable financial statements for the Catch Up Term, in which case the Escrow Agent shall release all of the Catch Up Shares back to the Parent, unless the Sole Stockholder delivers a written of notice of objection to the Escrow Agent (with a copy sent to the Sole Stockholder or its designee) (a “Catch Up Release Objection Notice”), within ten (10) days after delivery of such Catch Up Release Notice. The Catch Up Release Objection Notice shall specify, in detail, the reasons for the objection.

(c) If Sole Stockholder timely provides a Catch Up Release Objection Notice, Sole Stockholder and Parent shall use commercially reasonable efforts and in good faith attempt to resolve such dispute within twenty (20) days. If they are unable to resolve such dispute within such twenty (20) day period, they shall promptly, and in any event, within thirty (30) days after receipt of a Catch Up Release Objection Notice, commence the dispute resolution procedures set forth in Section 6 of this Agreement.

(d) If the Parent fails to deliver a Catch Up Release Notice to Escrow Agent (with a copy sent to the Sole Stockholder or its designee) on or before August 1, 2021 and Sole Stockholder reasonably believes such Catch Up Milestones have been met, Sole Stockholder shall be entitled to send a Catch Up Release Notice. Upon receipt of a Catch Up Release Notice pursuant to this Section 3.3(d), the Escrow Agent shall promptly, without any further notice, action or deed, release and deliver to the Sole Stockholder or its designee, the number of Catch Up Shares set forth in the Catch Up Release Notice, and the remaining Catch Up Shares back to the Parent.

(e)  If Parent, in good faith, disputes the amount of Catch Up Shares earned as set forth in a Catch Up Release Notice delivered by Sole Stockholder pursuant to Section 3.3(d), the Parent shall, within ten (10) days after receipt of the applicable Catch Up Release Notice, send a Catch Up Release Objection Notice. Parent and Sole Stockholder shall use commercially reasonable efforts and in good faith, attempt to resolve such dispute within twenty (20) days after delivery of such Catch Up Release Objection Notice. If they are unable to resolve such dispute within such twenty (20) day period, they shall promptly, and in any event, within thirty (30) days following receipt of a Catch Up Release Objection Notice, commence the dispute resolution procedures set forth in Section 6 of this Agreement.

3.4 Disposition Dispute. If any Party has reasonable grounds to disagree with any calculation of the Escrow Property to be released to the other Party pursuant to this Agreement, as set forth in a Parent Default Release Objection Notice, a Catch Up Release Objection Notice or a Milestone Dispute Notice (each, an “Objection Notice”), and the Parties are unable to resolve such dispute within the time periods set forth herein, such disagreement shall be resolved pursuant to the dispute resolution procedures set forth in Section 6 of this Agreement.

3.5 No Discretionary Authority. The Escrow Agent has no discretion with respect to, or duty to make any determination as to, whether a notice is properly given, nor is the Escrow Agent required to review or evaluate, or be subject to, the Purchase Agreement, and any other ancillary agreement, transaction or underlying document entered into in connection with the Purchase Agreement. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Property in accordance with this Section 3.

4. Rights of Sole Stockholder in the Clawback Shares.

4.1 Voting and Other Stockholder Rights. The Sole Stockholder shall not have any voting rights or any other rights as a stockholder of the Parent with respect to the Clawback Shares until such time as they are delivered to the Sole Stockholder in accordance with Section 3 of this Agreement.

4.2 Adjustments for Stock Splits, Reclassifications or other adjustment to Common Stock. The number of Clawback Shares (and the number of shares to be released pursuant to any provision of this Agreement) will be adjusted to reflect any split, reverse split, reclassification or other adjustment to the Common Stock of the Parent in the same manner as the number of issued and outstanding shares of Common Stock are adjusted to reflect any such event.

4.3 Adjustments for Mergers. If at any time after the date hereof there shall be a merger or consolidation of the Parent with or into another corporation where the Parent is not the surviving corporation, then the Escrow Shares shall be replaced with amount of cash, or the number of shares, other securities or property, as applicable, received from the successor corporation resulting from such merger or consolidation, which would have been received by Sole Stockholder had the Escrow Shares been released prior to such merger or consolidation.

4.4 Restrictions on Transfer and Redemption. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Clawback Shares by the Parent or the Seller.  Subject to the terms and conditions of the Purchase Agreement, during the Escrow Period, the Parent shall not be permitted to redeem, substitute or replace the Clawback Shares without the Seller’s prior written consent.  During the Escrow Period, the Clawback Shares will be reflected on the books and records of the Parent as issued but not outstanding shares.

5. Escrow Agent Matters.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith. The Escrow Agent shall be entitled to consult with internal or external counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including internal or external counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Duties Limited. The Escrow Agent: (i) is not responsible for the performance by the Parties of this Agreement, the Purchase Agreement, or any ancillary document or agreement made in connection thereto, or for determining or compelling compliance therewith; and (ii) is only responsible for holding the Escrow Property in escrow pending release thereof in accordance with Section 3 of this Agreement. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent’s duties hereunder are purely ministerial and the Escrow Agent is not acting as a fiduciary to the Parties. The Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements which may be related to, referred to in or deposited with the Escrow Agent in connection with this Agreement.

5.3 Indemnification. The Escrow Agent shall be indemnified and held harmless jointly and severally by the Parties from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Property held by it hereunder. In no event shall Escrow Agent be liable for special, indirect, consequential, or punitive damages, or damages for lost profits. In the event of the receipt of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent, in its sole and absolute discretion, may take the actions set forth in Section 3.4 hereof with respect to the Escrow Property. The provisions of this Section 5.3 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.6 or 5.7 below. The Escrow Agent shall not incur any liability for not performing or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future Law or Governmental Body or any act of God or war).

5.4 Fees and Expenses. The Parties shall be equally liable for the Escrow Agent’s reasonable out of pocket expenses incurred by Escrow Agent in the performance of its duties hereunder. The out of pocket expenses shall be paid to the Escrow Agent from time to time at its request. The escrow fee due to Escrow Agent for performance of the services herein shall be $2,000.

5.5 Further Assurances. From time to time on and after the date hereof, the Parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.6 Resignation. The Escrow Agent shall have the right at any time to resign for any reason or no reason at all and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least ten (10) calendar days prior to the date specified for such resignation to take effect. All obligations of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrow Property, for a period of ten (10) calendar days following the effective date of resignation, at which time:

(a) if a successor escrow agent shall have been appointed and written notice thereof shall have been given to the resigning Escrow Agent by the Parties hereto and the successor escrow agent, then the resigning Escrow Agent shall deliver the Escrow Property to the successor escrow agent; or

(b) if a successor escrow agent shall not have been appointed, for any reason whatsoever, the resigning Escrow Agent shall deliver the Escrow Property to a court of competent jurisdiction in the county in which the Escrow Property is then being held, and take all necessary steps to do so, and give written notice of the same to the Parties hereto.

5.7 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time jointly by the Parties; provided, that any notice of discharge must (i) direct the disposition of the Escrow Property by Escrow Agent and (ii) include a full release of the Escrow Agent of all liability hereunder.

5.8 Conflicting Demands. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Property which, in its sole and absolute discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance or that portion of further performance subject to such uncertainty under this Agreement (except for the safekeeping of the Escrow Property) until such uncertainty or conflicting instructions have been resolved to the Escrow Agent’s reasonable satisfaction in accordance with Section 3 hereof; provided that if the Escrow Agent so suspends all or some portion of further performance under this Agreement because of any such uncertainty, then the Escrow Agent shall use its commercially reasonable efforts to resolve such uncertainty as soon as reasonably practicable so as to be able to resume such performance.

6. Dispute Resolution. Sole Stockholder and Parent hereby agree that if they are unable to resolve within the time periods set forth herein, any dispute with respect to the release of Escrow Property as set forth in an Objection Notice (a “Dispute”), the following procedures shall apply:

(a) Dispute Resolution Procedures. Either Party may within the time periods set forth herein, and with the cooperation of the other Party, request that Haskell & White LLP (the “Independent Accountant”) review this Agreement, the disputed items, the applicable Objection Notices, and all other notices provided by Parent, Sole Stockholder or Escrow Agent under this Agreement, and the financial information related to Purchaser or otherwise applicable to the calculations provided for under Exhibit A. Each of the Parent and the Sole Stockholder agrees to execute, if requested by the Independent Accountant, a reasonable engagement letter. The Parent and the Sole Stockholder shall cooperate with the Independent Accountant and promptly provide all documents, financial and other information requested by the Independent Accountant. In determining a resolution of the Dispute, the Independent Accountant shall (i) act as an expert and not as an arbitrator and (ii) be empowered and authorized only to decide those items or amounts to which the Parent and Stockholder disagree in their Objection Notices, subject to amendments to the same to the extent such amendments have been approved by the other Party in writing, which approval shall not be unreasonably withheld. The Independent Accountant shall deliver to the Parent and the Sole Stockholder, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Independent Accountant), a written report (the “Independent Report”) setting forth its calculation of the Escrow Property to be released to Sole Stockholder, or in the event of a dispute pursuant to Section 3.3 of this Agreement, whether the Catch Up Shares are to be released to the Sole Stockholder or the Parent, in either case, based solely (and not based, in whole or in part, on any independent investigation) on (A) the definitions and other applicable provisions of this Agreement and Exhibit A, (B) a single written presentation submitted by each of the Parent and the Sole Stockholder, which may be modified from time to time by mutual approval of Parent and Sole Stockholder, which in either case, shall not be unreasonably withheld, during the course of the Independent Account’s review, as applicable (which presentations and modifications the Independent Accountant shall be instructed to distribute to the Parent and the Sole Stockholder upon receipt of both such presentations or any such modifications) and (C) one written response of each of the Parent and the Sole Stockholder to each such presentation so submitted (which the Independent Accountant shall be instructed to distribute to the Parent and the Sole Stockholder upon receipt of such responses). In resolving the Dispute and the amounts of the applicable Escrow Property to be released to Sole Stockholder, the Independent Accountant shall be bound by the provisions of this Agreement (and not by independent review). The Independent Accountant’s report, absent manifest error, shall be final, conclusive and binding upon the Parent and the Sole Stockholder, shall be deemed a final award that is binding on the Parent and the Sole Stockholder, and none of the Parent nor the Sole Stockholder shall seek further recourse to courts or other tribunals, other than to enforce the determination of the Independent Report, in which case, the party seeking such enforcement shall be entitled to recover from the other party its reasonable attorney’s fees and costs in connection with seeking such enforcement. Judgment may be entered to enforce such report in any court of competent jurisdiction. The fees and expenses of the review and report by the Independent Accountant shall be borne by the Party or Parties as determined by the Independent Accountant, based on the relative merits of their respective positions in inverse proportion as they may prevail on the matters resolved by the Independent Accountant, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accountant at the time of the determination of such Independent Accountant is rendered on the merits of the matters submitted. The fees and disbursements of the representatives of each Party incurred in connection with the preparation or review of any Objection Notice, as applicable, shall be borne by such Party.

(b) Disposition of Escrow Property Upon Resolution of a Dispute. Upon resolution of any Dispute by the Independent Accountant, Sole Stockholder or Parent shall promptly deliver the Independent Report to the Escrow Agent, certifying to the Escrow Agent that it is authorized to promptly release and deliver, or to continue to hold, as applicable, the applicable Escrow Property subject to such Dispute, in accordance with the determination set forth in the Independent Report. Upon the resolution of any Dispute by the Stockholder and the Parent, without the Independent Accountant, the Parent and the Stockholder shall promptly deliver joint written instructions to the Escrow Agent, directing the Escrow Agent to promptly release or continue to hold, as applicable, the applicable Escrow Property subject to such Dispute, in accordance with such joint written instructions.

7. Miscellaneous.

7.1 Successors and Assigns. The covenants and agreements set forth herein shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the Parties.

7.2 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. In the event that any dispute between the Parties should result in litigation, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses.

7.3 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

The Seller and the Sole Stockholder:

ConversionPoint Technologies, Inc.

18400 Von Karman Avenue, Suite 1000

Irvine, CA. 92612

Attention: Raghunath N. Kilambi, Director

E-mail address: [*****]

with a mandatory copy to (which copy shall not constitute notice):

Alliance Legal Partners, Inc.

[*****]

[*****]

Attention: Jeffrey Marks

E-mail address: [*****]

The Purchaser and Parent:

Weyland Tech, Inc. and Origin8, Inc.

85 Broad Street, 16-079

New York, NY 10004

Attention: Brent Suen, CEO

E-mail address: [*****]

with a mandatory copy to (which copy shall not constitute notice):

Procopio, Cory, Hargreaves & Savitch LLP

[*****]

[*****]

Attention: Christopher L. Tinen, Esq.

E-mail address: [*****]

The Escrow Agent:

Colonial Stock Transfer Co., Inc.

[*****]

[*****]

Attention: Jason Carter

Email address: [*****]

7.4 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

7.5 Entire Agreement; Amendments. This Agreement, together with the documents referenced herein and therein, and the attached Exhibit A constitute the entire agreement between the Parties, and supersede any and all prior agreements, whether written or oral, with respect to the subject matter hereof. No amendment, modification or waiver of any of the provisions of this Assignment will be valid unless set forth in a written instrument signed by the party to be bound. To the extent the terms and conditions of this Agreement or Exhibit A, conflict with the terms and conditions of the Purchase Agreement or any other agreement, the terms and conditions set forth in this Agreement and Exhibit A, shall govern.

7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. This Agreement may be signed and delivered by electronic means or means of a PDF or facsimile machine and any such delivery shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement as of the date first written above.

PURCHASER:

ORIGIN8, INC.

By:	/s/ Brent Y. Suen
Name:	Brent Y. Suen
Title:	CEO

PARENT:

WEYLAND TECH INC.

By:	/s/ Brent Y. Suen
Name:	Brent Y. Suen
Title:	CEO

SELLER:

PUSH HOLDINGS, INC.

By:	/s/ Haig Newton
Haig Newton, CEO

SOLE STOCKHOLDER:

CONVERSIONPOINT TECHNOLOGIES, INC.

By:	/s/ Haig Newton
Haig Newton, CEO

ACKNOWLEDGED AND AGREED TO BY:

ESCROW AGENT:

COLONIAL STOCK TRANSFER CO., INC.

By:	/s/ Jason Carter
Name:	Jason Carter
Title:	VP Sales

EXHIBIT A

HOLDBACK MILESTONES

[See Exhibit 2.3(b)]